UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L

(Exact Name of Registrant as Specified in its Charter)

Luxembourg (State or Other Jurisdiction of Incorporation)	333-106666 (Commission File Number)	98-0399297 (I.R.S. Employer Identification No.)

382-386 Route de Longwy
L-2212 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)

(352) 226027
(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

     On July 7, 2005, Jafra Worldwide Holdings (Lux) S.àr.l. (the “Company”) informed Ernst & Young LLP that they were being dismissed as the Company’s independent accountants. The decision to change accountants was recommended and approved by the audit committee of the Board of Directors of the Company.

     The Company’s management is currently interviewing another accounting firm to serve as its independent accountant, but has not yet engaged a firm at this time.

     The reports of Ernst & Young LLP on the Company’s financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company’s financial statements for each of the two fiscal years in the period ended December 31, 2004 and the subsequent interim period through July 7, 2005, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the matter in their report.

     There were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K.

     The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of that letter, dated July 12, 2005 is filed as Exhibit 16(a) to this report.

Item 9.01. Financial Statements and Exhibits.

     16(a)     Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated July 12, 2005, regarding its agreement with the statements made in this report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ Gary Eshleman
Gary Eshleman
Chief Financial Officer

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